Exhibit 7

CITIGROUP CONSOLIDATED BALANCE SHEET

(In millions of dollars)

	June 30,	September 30,	December 31,	March 31,	June 30,	2Q24 Increase/ (Decrease) from
	2023	2023	2023	2024	2024(1)	1Q24	2Q23
Assets
Cash and due from banks (including segregated cash and other deposits)	$25,763	$26,548	$27,342	$25,174	$26,917	7%	4%
Deposits with banks, net of allowance	271,145	227,439	233,590	247,556	219,217	(11%)	(19%)
Securities borrowed and purchased under resale agreements, net of allowance	337,103	335,059	345,700	344,264	317,970	(8%)	(6%)
Brokerage receivables, net of allowance	60,850	66,194	53,915	61,314	64,563	5%	6%
Trading account assets	423,189	406,368	411,756	431,468	446,339	3%	5%
Investments
Available-for-sale debt securities	237,334	241,783	256,936	254,898	249,362	(2%)	5%
Held-to-maturity debt securities, net of allowance	262,066	259,456	254,247	252,459	251,125	(1%)	(4%)
Equity securities	7,745	7,759	7,902	7,826	7,789	-	1%
Total investments	507,145	508,998	519,085	515,183	508,276	(1%)	-
Loans
Consumer(2)	374,591	377,714	389,197	381,759	386,117	1%	3%
Corporate(3)	286,021	288,634	300,165	292,819	301,605	3%	5%
Loans, net of unearned income	660,612	666,348	689,362	674,578	687,722	2%	4%
Allowance for credit losses on loans (ACLL)	(17,496)	(17,629)	(18,145)	(18,296)	(18,216)	-	(4%)
Total loans, net	643,116	648,719	671,217	656,282	669,506	2%	4%
Goodwill	19,998	19,829	20,098	20,042	19,704	(2%)	(1%)
Intangible assets (including MSRs)	4,576	4,540	4,421	4,338	4,226	(3%)	(8%)
Premises and equipment, net of depreciation and amortization	27,818	27,959	28,747	29,188	29,399	1%	6%
Other assets, net of allowance	102,972	96,824	95,963	97,701	99,569	2%	(3%)
Total assets	$2,423,675	$2,368,477	$2,411,834	$2,432,510	$2,405,686	(1%)	(1%)

Liabilities
Non-interest-bearing deposits in U.S. offices	$109,844	$104,061	$112,089	$112,535	$117,607	5%	7%
Interest-bearing deposits in U.S. offices	590,700	569,428	576,784	570,259	546,772	(4%)	(7%)
Total U.S. deposits	700,544	673,489	688,873	682,794	664,379	(3%)	(5%)
Non-interest-bearing deposits in offices outside the U.S.	91,899	84,663	88,988	87,936	83,150	(5%)	(10%)
Interest-bearing deposits in offices outside the U.S.	527,424	515,354	530,820	536,433	530,608	(1%)	1%
Total international deposits	619,323	600,017	619,808	624,369	613,758	(2%)	(1%)

Total deposits	1,319,867	1,273,506	1,308,681	1,307,163	1,278,137	(2%)	(3%)
Securities loaned and sold under repurchase agreements	260,035	256,770	278,107	299,387	305,206	2%	17%
Brokerage payables	69,433	75,076	63,539	73,013	73,621	1%	6%
Trading account liabilities	170,664	164,624	155,345	156,652	151,259	(3%)	(11%)
Short-term borrowings	40,430	43,166	37,457	31,910	38,694	21%	(4%)
Long-term debt	274,510	275,760	286,619	285,495	280,321	(2%)	2%
Other liabilities, plus allowances(4)	79,314	69,380	75,835	71,492	69,304	(3%)	(13%)
Total liabilities	$2,214,253	$2,158,282	$2,205,583	$2,225,112	$2,196,542	(1%)	(1%)

Equity
Stockholders' equity Preferred stock	$20,245	$19,495	$17,600	$17,600	$18,100	3%	(11%)
Common stock	31	31	31	31	31	-	-
Additional paid-in capital	108,579	108,757	108,955	108,592	108,785	-	-
Retained earnings	199,976	202,135	198,905	200,956	202,913	1%	1%
Treasury stock, at cost	(74,247)	(74,738)	(75,238)	(74,865)	(74,842)	-	(1%)
Accumulated other comprehensive income (loss) (AOCI)	(45,865)	(46,177)	(44,800)	(45,729)	(46,677)	(2%)	(2%)
Total common equity	$188,474	$190,008	$187,853	$188,985	$190,210	1%	1%

Total Citigroup stockholders' equity	$208,719	$209,503	$205,453	$206,585	$208,310	1%	-
Noncontrolling interests	703	692	798	813	834	3%	19%
Total equity	209,422	210,195	206,251	207,398	209,144	1%	-
Total liabilities and equity	$2,423,675	$2,368,477	$2,411,834	$2,432,510	$2,405,686	(1%)	(1%)

(1)	June 30, 2024 is preliminary.
(2)	Consumer loans include loans managed by USPB, Wealth, and All Other—Legacy Franchises (other than Mexico small business and middle-market banking (Mexico SBMM), and the Assets Finance Group (AFG)).
(3)	Corporate loans include loans managed by Services, Markets, Banking, and All Other—Legacy Franchises—Mexico SBMM, and the AFG.
(4)	Includes allowance for credit losses for unfunded lending commitments. See page 19.

NM Not meaningful.
Reclassified to conform to the current period's presentation.